Exhibit 99.1

NEWS RELEASE

THE DRESS BARN, INC. COMPLETES DELAWARE HOLDING COMPANY
REORGANIZATION INTO ASCENA RETAIL GROUP, INC.

Shares of new Delaware holding company to commence trading on the NASDAQ
Global Select Market under ticker symbol “ASNA”

SUFFERN, NY – January 3, 2011–The Dress Barn, Inc. (NASDAQ - DBRN) today announced that on January 1, 2011, it completed its previously announced holding company reorganization. A new Delaware corporation, Ascena Retail Group, Inc., or Ascena, has replaced The Dress Barn, Inc. (“DBI”) as the publicly held corporation. Today, January 3, 2011, the shares of Ascena common stock will commence trading on the NASDAQ Global Select Market under the ticker symbol “ASNA”.

The purpose of the reorganization is to provide the company with strategic, operational and financial flexibility. Incorporating the new holding company in Delaware will allow the company to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides. The business operations, directors and executive officers of the company will not change as a result of the reorganization.

As a result of the reorganization, dressbarn, maurices and Tween Brands, which operates our Justice brand, became subsidiaries of Ascena, and DBI shareholders automatically became stockholders of the new Delaware holding company on a one-for-one basis, holding the same number of Ascena shares and same ownership percentage after the reorganization as they held immediately prior to the reorganization.

The reorganization was tax-free for DBI shareholders. The reorganization was approved at DBI’s annual meeting of shareholders on December 17, 2010.

David R. Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “In recent years, we’ve become a fundamentally different company that extends well beyond the original dressbarn concept and brand. We have become a family of retail brands, each serving a unique customer niche, each essential to our combined success. This name change reflects that reality as well as our vision for the future. We also believe that adopting a new holding company structure will enable each of our brands to better leverage our shared corporate infrastructure and to focus their efforts on delivering a great experience to their customers.”

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ - ASNA) is a leading national specialty retailer of apparel for women and tween girls operating under the dressbarn, maurices and Justice brands. The Company operates 2,487 stores.

dressbarn stores offer casual, career and special occasion fashion apparel and accessories at value prices for women ages 35-55, operating 838 stores in 47 states. maurices stores offer casual and career apparel and accessories at great values to the fashion-conscious woman, ages 17-34 with a 20-something attitude, and operate 758 stores in 44 states. Justice stores offer trend-right apparel and accessories at value prices for tween girls ages 7-14 and operate 891 stores in 46 states and Puerto Rico.

For more information, please visit www.ascenaretail.com, www.dressbarn.com, www.maurices.com and www.shopjustice.com.

Ascena Forward-Looking Statement Disclosure

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on Dress Barn’s most recent report on Form 10-K/A for the year ended July 31, 2010 and Form 10-Q for the quarter ended October 30, 2010.

CONTACT:	Ascena Retail Group, Inc.

Investor Relations

(845) 369-4600